Exhibit 99.1

Contact:
Investor Relations:
The Blueshirt Group
Nicole Gunderson
IR@mindbodyonline.com
888-782-7155
Media Contact:
Jennifer Saxon
jennifer.saxon@mindbodyonline.com
805-419-2839
MINDBODY Reports First Quarter 2017 Financial Results
Delivers Improved Margins and Year over Year Revenue Growth of 32%
San Luis Obispo, CA -May 4, 2017 (GLOBE NEWSWIRE) -- MINDBODY, Inc. (NASDAQ: MB), the leading technology platform for the wellness services industry, today announced financial results for the first quarter ended March 31, 2017.

“We had a strong start to the year, with positive early returns from our high value subscriber growth strategy, the nationwide rollout of our Google integration, and the timely acquisition of Lymber,” said Rick Stollmeyer, Co-founder and Chief Executive Officer of MINDBODY. “These developments reflect our focus on accelerating business and consumer engagement across our platform, fueling the growth of wellness businesses worldwide and helping millions more people live healthier, happier lives.”

“We are pleased with our financial performance in the first quarter delivering strong revenue growth and improving margins, while achieving record ARPS and positive cash flow from operations,” said Brett White, Chief Operating Officer and Chief Financial Officer.

First Quarter 2017 Financial Results

•	Total revenue in the first quarter of 2017 was $42.2 million, a 32% increase year over year.

•	Subscription and services revenue in the first quarter was $25.0 million, a 30% increase year over year.

•	Payments revenue in the first quarter was $16.8 million, a 38% increase year over year.

•
GAAP net loss in the first quarter of 2017 was $(3.9) million, or $(0.10) per basic and diluted share, compared to a GAAP net loss in the first quarter of 2016 of $(6.6) million, or ($0.17) per basic and diluted share.

•
Non-GAAP net loss[1] in the first quarter of 2017 was $(1.2) million, or $(0.03) per basic and diluted share, compared to a non-GAAP net loss in the first quarter of 2016 of $(4.6) million, or $(0.12) per basic and diluted share.

•	Adjusted EBITDA[1] in the first quarter of 2017 of $1.1 million, compared to an Adjusted EBITDA loss in the first quarter of 2016 of $(2.4) million.

Recent Business Highlights

•	End of period subscribers increased 12% year over year to 59,919.

•	Average monthly revenue per subscriber (ARPS) grew 15% year over year to approximately $230.

•
Dollar-based net expansion rate was 109%, compared to 113% as of the end of the first quarter of 2016. This metric nets the effects of subscriber churn against the increasing value of subscribers retained, indicating the tendency of our subscriber cohorts to gain value over time.

•	Payments volume increased 22% year over year to approximately $1.9 billion.

•	Implemented a refined subscriber growth strategy that improved our unit economics and increased the rate of inventory growth on the MINDBODY App and MINDBODY Network.

•	Expanded the Google integration to enable users nationwide to easily book fitness classes, buy intro offers, class packages and memberships directly through Google Search and Maps.

•
Acquired API partner Lymber Wellness, an early-stage tech company specializing in breakthrough yield management solutions for class- and appointment-based businesses, which enable business owners to set dynamic pricing parameters for class and appointment sessions.

•	Partnered with Weebly to provide subscribers with an easy-to-use website building and eCommerce tool that incorporates MINDBODY’s branded web technology.

•	Won the 2017 Global Mobile Award for the Best Mobile App for the Connected Lifestyle for the MINDBODY consumer app.

•
Won the 2017 Big Innovation Award from the Business Intelligence Group for MINDBODY's branded mobile app solution, which allows businesses to pair their MINDBODY software with the look and feel of their own brand.

1    A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures”.

Outlook
For the second quarter and full year 2017, MINDBODY expects to report:

•	Revenue for the second quarter of 2017 in the range of $43.6 million to $44.6 million, representing 30% to 33% growth over the second quarter of 2016.

•	Revenue for the full year of 2017 in the range of $179.0 million to $182.0 million, representing 29% to 31% growth over the full year of 2016.

•	Non-GAAP net loss for the second quarter of 2017 in the range of $(2.7) million to $(1.7) million and weighted average shares outstanding for the second quarter of approximately 41.3 million shares.

•	Non-GAAP net loss for the full year of 2017 in the range of $(8.0) million to $(5.0) million and weighted average shares outstanding for the full year of approximately 41.5 million shares.

The outlook for non-GAAP net loss excludes estimates for stock-based compensation expense and amortization of acquired intangible assets. A reconciliation of these non-GAAP financial guidance measures to corresponding GAAP measures is not available on a forward-looking basis because we do not provide guidance on GAAP net loss, primarily as a result of the uncertainty regarding, and the potential variability of, stock-based compensation expense and amortization of acquired intangible assets. In particular, stock-based compensation expense is impacted by MINDBODY’s future hiring and retention needs, as well as the future fair market value of MINDBODY’s Class A common stock, all of which is difficult to predict and is subject to constant change. The actual amount of these expenses during 2017 will have a significant impact on MINDBODY’s future GAAP financial results. Accordingly, a reconciliation of the non-GAAP financial guidance measures to the corresponding GAAP measures is not available without unreasonable effort.
Quarterly Conference Call and Related Information
MINDBODY will discuss its quarterly results today at 1:30 p.m. PT (4:30 p.m. ET)

•	Dial in: To access the call, please dial (844) 494-0191, or outside the U.S. (508) 637-5581, with Conference ID# 3214620 at least five minutes prior to the 1:30 p.m. PT start time.

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Webcast and Related Investor Materials: A live webcast and replay of the call, as well as related investor materials, will be available at http://investors.mindbodyonline.com/ under the Events and Presentations menu.

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Audio replay: An audio replay will be available between 4:30 p.m. PT May 4, 2017 and 8:59 p.m. PT May 7, 2017 by calling (855) 859-2056 or (404) 537-3406 with Passcode 3214620. The replay will also be available at investors.mindbodyonline.com.

About MINDBODY
MINDBODY, Inc. (NASDAQ: MB) is the leading technology platform for the wellness services industry. Local wellness entrepreneurs worldwide use MINDBODY’s integrated software and payments platform to run, market and build their businesses. Consumers use MINDBODY to more easily find, engage and transact with wellness providers in their local communities. For more information on how MINDBODY is leveraging technology to improve the wellness of the world, visit mindbodyonline.com.
© 2017 MINDBODY, Inc. All rights reserved. MINDBODY, the Enso logo and Connecting the World of Wellness are trademarks or registered trademarks of MINDBODY, Inc. in the United States and/or other countries. Other company and product names may be trademarks of the respective companies with which they are associated.
Forward Looking Statements
This press release and the accompanying conference call contain forward-looking statements including, among others, our current estimates of second quarter and full year 2017 revenue, non-GAAP net loss, and weighted average shares outstanding; and our business and growth strategy; and our expectations relating to the integration of Lymber’s technology in our platform and on operating expenses; our integration with Google; our pricing strategy; high value subscribers and the size and composition of our subscriber base; and our financial performance over time, including with respect to gross margins and our dollar-based net expansion rate.
These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: our limited operating history in a new and unproven market; engagement of our subscribers and their consumers; our ability to continue to successfully develop new products and enhance our existing products to meet the needs of our subscribers and their consumers; the return on our strategic investments; execution of our plans and strategies, including with respect to pricing, mobile products and features and the MINDBODY Network; any failure of our security measures, including the risk that such measures may be insufficient to secure our subscriber and consumer data adequately or that we may become subject to attacks that degrade or deny the ability of our subscribers and consumers to access our platform; our ability to grow and develop our payment processing activities; our ability to timely and effectively scale and adapt our existing technology and network infrastructure to ensure that our solutions are accessible at all times with short or no perceptible load times; our ability to maintain our rate of revenue growth and manage our expenses and investment plans; any decrease in subscriber demand for our software products, features and/or service offerings; changes in privacy or other regulations that could impact our ability to serve our subscribers and their consumers or adversely impact our monetization efforts; increasing competition; our ability to manage our growth, including internationally; our ability to recruit and retain our employees; general economic, market and business conditions; and the risks described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 1, 2017 and the risks described under the heading “Risk Factors” in our subsequent Quarterly Reports on Form 10-Q, which should be read in conjunction with our financial results and forward-looking statements and are available on the SEC Filings section of the Investor Relations page of our website at http://investors.mindbodyonline.com/.
All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
Non-GAAP Financial Measures
In this press release, MINDBODY has provided financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). We disclose the following non-GAAP financial measures in this press release: Adjusted EBITDA, non-GAAP net loss, and non-GAAP net loss per share, basic and diluted. We use these non-GAAP financial measures internally in analyzing our financial results and evaluating our ongoing operational performance. We believe that these non-GAAP financial measures provide an additional tool for investors to use in understanding and evaluating ongoing operating results and trends in the same manner as our management and board of directors. Our use of these non-GAAP financial measures has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under GAAP. Because of these and other limitations, you should consider these non-GAAP financial measures along with other GAAP-based financial performance measures, including various cash flow metrics, net loss, and our GAAP financial results. We have provided a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Adjusted EBITDA
We define Adjusted EBITDA as our net loss before stock-based compensation expense, depreciation and amortization, provision for income taxes, and other expense, net, which consists of interest expense, net, and other expense, net. We have provided below a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. We have presented Adjusted EBITDA in this press release because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Adjusted EBITDA has a number of limitations, including the following: (1) although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (2) Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs, the potentially dilutive impact of stock-based compensation, or tax payments that may represent a reduction in cash available to us; and (3) other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.
Non-GAAP net loss and non-GAAP net loss per share, basic and diluted
We define non-GAAP net loss as the respective GAAP balance attributable to common stockholders adjusted for: (1) stock-based compensation expense and (2) amortization of acquired intangible assets. Non-GAAP net loss per share, basic and diluted, is calculated as non-GAAP net loss divided by the weighted-average shares outstanding. Beginning in the fourth quarter of 2016, we changed the definition of non-GAAP net loss and non-GAAP net loss per share, basic and diluted, to exclude amortization of acquired intangible assets, in addition to the other adjustments that have been previously reported. Adjusting for this item is consistent with how management internally evaluates and assesses our ongoing core operational performance. While management’s view of our ongoing operational performance has not changed significantly from prior periods, amortization of acquired intangible assets has and may continue to vary from period to period due to episodic acquisitions completed, rather than our ongoing business operations. Accordingly, we believe that excluding amortization of acquired intangible assets provides a more comprehensive understanding of our core operating results, enables more meaningful comparisons with our historical results and better aligns with our disclosures with our peers. These changes have been applied retroactively to all periods presented. These non-GAAP financial measures have a number of limitations, including the following: these non-GAAP financial measures exclude stock-based compensation expense, which has been and will continue to be for the foreseeable future a significant recurring expense in MINDBODY’s business; and other companies, including companies in our industry, may exclude different non-recurring items in their calculation of these non-GAAP financial measures, which reduces their usefulness as a comparative measure.

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MINDBODY, INC.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)
(Unaudited)

	March 31,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$87,941	$85,864
Accounts receivable	9,886	9,129
Prepaid expenses and other current assets	4,080	3,702
Total current assets	101,907	98,695
Property and equipment, net	32,377	33,104
Intangible assets, net	6,651	2,027
Goodwill	11,583	9,039
Other noncurrent assets	641	650
TOTAL ASSETS	$153,159	$143,515

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,909	$4,827
Accrued expenses and other liabilities	10,708	10,470
Deferred revenue, current portion	5,445	4,859
Other current liabilities	2,148	581
Total current liabilities	23,210	20,737
Deferred revenue, noncurrent portion	3,350	3,269
Deferred rent, noncurrent portion	1,563	1,387
Financing obligation on leases, noncurrent portion	15,329	15,450
Other noncurrent liabilities	310	1,016
Total liabilities	43,762	41,859
Stockholders' equity:
Class A common stock, par value of $0.000004 per share; 1,000,000,000 shares authorized, 34,983,995 shares issued and outstanding as of March 31, 2017; 1,000,000,000 shares authorized, 30,820,502 shares issued and outstanding as of December 31, 2016	—	—
Class B common stock, par value of $0.000004 per share; 100,000,000 shares authorized, 5,973,301 shares issued and outstanding as of March 31, 2017; 100,000,000 shares authorized, 9,777,757 shares issued and outstanding as of December 31, 2016	—	—
Additional paid-in capital	300,877	289,317
Accumulated other comprehensive loss	(210)	(300)
Accumulated deficit	(191,270)	(187,361)
Total stockholders' equity	109,397	101,656
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$153,159	$143,515

MINDBODY, INC.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Revenue(1)	$42,214	$32,006
Cost of revenue(2)	12,019	9,972
Gross profit	30,195	22,034
Operating expenses:
Sales and marketing(2)	16,334	13,229
Research and development(2)	8,648	7,417
General and administrative(2)	8,686	7,523
Total operating expenses	33,668	28,169
Loss from operations	(3,473)	(6,135)
Interest expense, net	(214)	(312)
Other expense, net	(80)	(74)
Loss before provision for income taxes	(3,767)	(6,521)
Provision for income taxes	142	73
Net loss	$(3,909)	$(6,594)
Net loss per share, basic and diluted	(0.10)	(0.17)
Weighted-average shares used to compute net loss per share, basic and diluted	40,756,528	39,450,020

(1) Total revenue by category is presented below:	Three Months Ended March 31,
	2017	2016
Revenue:
Subscription and services	$24,953	$19,257
Payments	16,750	12,151
Product and other	511	598
Total revenue	$42,214	$32,006

(2) Stock-based compensation expense included above was as follows:
	Three Months Ended March 31,
	2017	2016
Cost of revenue	$261	$215
Sales and marketing	506	583
Research and development	527	495
General and administrative	1,203	620
Total stock-based compensation expense	$2,497	$1,913

MINDBODY, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,909)	$(6,594)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,090	1,848
Stock-based compensation expense	2,497	1,913
Other	(9)	248
Changes in operating assets and liabilities net of effects of acquisitions:
Accounts receivable	(721)	(1,381)
Prepaid expenses and other current assets	(376)	(203)
Other assets	12	21
Accounts payable	294	(434)
Accrued expenses and other liabilities	327	1,125
Deferred revenue	652	715
Deferred rent	176	44
Net cash provided by (used in) operating activities	1,033	(2,698)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(1,406)	(1,137)
Acquisition of business	(1,450)	—
Net cash used in investing activities	(2,856)	(1,137)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from employee stock purchase plan	1,510	1,679
Proceeds from exercise of equity awards	2,408	302
Repayment on financing and capital lease obligations	(100)	(87)
Other	(33)	(33)
Net cash provided by financing activities	3,785	1,861
Effect of exchange rate changes on cash and cash equivalents	115	20
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	2,077	(1,954)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	85,864	93,405
CASH AND CASH EQUIVALENTS, END OF PERIOD	$87,941	$91,451

Reconciliation of Adjusted EBITDA
	Three Months Ended March 31,
	2017	2016
	(in thousands)
Net loss	$(3,909)	$(6,594)
Stock-based compensation expense	2,497	1,913
Depreciation and amortization	2,090	1,848
Provision for income taxes	142	73
Other expense, net	294	386
Adjusted EBITDA	$1,114	$(2,374)

Reconciliation of net loss:
	Three Months Ended March 31,
	2017	2016
	(in thousands)
GAAP net loss attributable to common stockholders	$(3,909)	$(6,594)
Stock-based compensation expense	2,497	1,913
Amortization of acquired intangible assets	174	76
Non-GAAP net loss	$(1,238)	$(4,605)

Reconciliation of net loss per share, basic and diluted:
	Three Months Ended March 31,
	2017	2016
GAAP net loss per share attributable to common stockholders, basic and diluted:	$(0.10)	$(0.17)
Non-GAAP adjustments to net loss per share	0.07	0.05
Non-GAAP net loss per share, basic and diluted	$(0.03)	$(0.12)